Exhibit 10.2

FORM OF OPTION AGREEMENT

This OPTION AGREEMENT (this “Option Agreement”) is entered into this 13th day of January, 2022, by and among Tritium DCFC Limited (ACN 650 026 314), an Australian public company (the “Issuer”), and the undersigned (“Holder”).

WHEREAS, on May 25, 2021, Decarbonization Plus Acquisition Corporation II, a Delaware corporation (“DCRN”), Tritium Holdings Pty Ltd (ACN 145 324 910), an Australian proprietary company (“Tritium”), the Issuer and Hulk Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Issuer (“Merger Sub”), entered into that certain Business Combination Agreement (as it may be amended, restated or otherwise modified from time to time, the “Business Combination Agreement”) detailing, among other things, the acquisition by the Issuer of the issued and outstanding equity interests in Tritium and the merging of DCRN with and into Merger Sub, in each case, on the terms and subject to the conditions set forth therein (the “Business Combination”);

WHEREAS, the Business Combination was consummated on January 13, 2022 (the “Business Combination Closing Date”);

WHEREAS, the Issuer expects to pursue additional financing in order to fund its capital needs (the “Post-Closing Financing”);

WHEREAS, in connection with the Post-Closing Financing, on the terms and subject to the conditions set forth in this Option Agreement, the Holder desires to commit to purchase from the Issuer at the option of the Issuer, and the Issuer desires to grant to the Holder a contingent right to subscribe for and purchase from the Issuer (the “Option”) up to [●] ordinary shares in the capital of the Issuer (the “Option Shares”) for a purchase price of $6.00 per share (the “Exercise Price”);

WHEREAS, in connection with the Post-Closing Financing, certain other institutional “accredited investors” (as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) or “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) have entered, or may enter, into option agreements with the Issuer substantially similar to this Option Agreement, pursuant to which such investors (the “Other Holders”) will have the contingent right (at the Issuer’s discretion), on the terms and subject to the conditions set forth in such option agreements, to subscribe for and purchase ordinary shares in the capital of the Issuer (“Ordinary Shares”) at the Exercise Price (the “Other Option Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Option.

(a) Subject to the conditions set forth below, the Issuer hereby grants to the Holder the contingent right to purchase, and the Holder hereby commits to subscribe for and purchase, in each case in accordance with the terms and conditions set forth herein, the Option

Shares at the Exercise Price. For the avoidance of doubt, this Option may only be exercised, and the Option Shares may only be subscribed for and purchased, by a Holder (i) upon issuance of an Exercise Notice (as defined below) by the Issuer to such Holder and (ii) pursuant to the terms of Section 1(b) and Section 2 hereof.

(b) At any time after the Closing and until the date that is 60 days after the Closing (the “Outside Date”), the Issuer may deliver an Exercise Notice to the Holder requiring the Holder to exercise some or all of the unexercised portion of this Option in accordance with the terms hereof; provided that, as of the date on which the Issuer provides the Exercise Notice to the Holder, the Issuer has also provided notice to the Other Holders of its election to require the Other Holders to exercise a pro rata portion of the unexercised portion of their respective options. The Option automatically lapses at 5:00 p.m. Eastern time on the Outside Date.

2. Exercise Procedure.

(a) In connection with any exercise of this Option pursuant to Section 1 of this Option Agreement, the Issuer shall deliver an irrevocable written notice (the “Exercise Notice”) to Holder stating that the Issuer is exercising its rights pursuant to Section 1 of this Option Agreement and specifying (i) the number of Option Shares to be subscribed for and acquired by the Holder, (ii) the aggregate Exercise Price for such Option Shares, (iii) the date on which the exercise of the Option in respect of such Option Shares is to be consummated, which date shall be at least twenty-one (21) days after the date the Exercise Notice is delivered to the Holder, or such shorter period of time agreed to by the Holder (the “Exercise Closing Date”); provided that the Exercise Closing Date shall be the same date as the exercise of the pro rata portion of the options under the Other Option Agreements will be consummated, and (iv) the wire instructions for delivery of the applicable Exercise Price to the Issuer. The Issuer shall not be permitted to deliver more than two (2) Exercise Notices to a given Holder during the term of this Option Agreement, except in the event any such Exercise Notice is withdrawn by the Issuer prior to consummation of the exercise of the Option pursuant to such Exercise Notice. Subject to the terms and conditions of this Option, on any such Exercise Closing Date, the Holder shall exercise this Option and subscribe for and acquire Option Shares in accordance with the terms set forth in this Option Agreement and the Exercise Notice.

(b) The Holder shall deliver to the Issuer, on or prior to the date that immediately precedes the applicable Exercise Closing Date, the applicable Exercise Price in cash via wire transfer to the account specified in the Exercise Closing Notice. On each applicable Exercise Closing Date, the applicable Exercise Price shall be released against and concurrently with delivery by the Issuer to Holder of (i) the applicable Option Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Holder (or its nominee in accordance with its delivery instructions (“Nominee”)) or to a custodian designated by Holder, as applicable, and (ii) a copy of the records of, or correspondence from, the Issuer’s transfer agent reflecting Holder (or its Nominee) as the owner of the applicable Option Shares on and as of the applicable Exercise Closing Date. In the event this Option Agreement terminates prior to an Exercise Closing Date, the Issuer shall promptly (but not later than two (2) business days thereafter) return the applicable Exercise Price, if already paid by the Holder, to Holder by wire transfer of U.S. dollars in immediately available funds to the account specified by the Holder. For the purposes of this

Option Agreement, (x) “business day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed and (y) a reference to “$” or “dollars” is to the currency of the United States of America unless denominated otherwise.

(c) This Option Agreement serves as an application by the Holder for the allotment of the Option Shares on the applicable Exercise Closing Date for those Option Shares and accordingly it will not be necessary for the Holder to provide a separate (additional) application on or prior to the applicable Exercise Closing Date for those Option Shares. The Holder agrees to be bound by the constitution of the Issuer upon the issue to the Holder of any Option Shares.

(d) The obligation of the Issuer to consummate the transactions contemplated hereunder are subject to the satisfaction on each Exercise Closing Date, or, to the extent permitted by applicable law, the written waiver by the Issuer, of each of the following conditions:

(i) all representations and warranties of the Holder contained in this Option Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Holder Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the applicable Exercise Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Holder Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date);

(ii) the Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Option Agreement to be performed, satisfied or complied with by it at or prior to the applicable Exercise Closing Date;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the exercise of the Option or the consummation of the subscription for and acquisition of Option Shares illegal or otherwise preventing or prohibiting exercise of the Option or the consummation of the purchase of the Option Shares

(iv) no suspension of the offering or sale of the Option Shares shall have been initiated or, to the Issuer’s knowledge, threatened, by the Securities and Exchange Commission (the “Commission”) or the Australian Securities and Investments Commission (“ASIC”).

(e) The obligations of the Holder to consummate the transactions contemplated hereunder are subject to the satisfaction on each Exercise Closing Date, or, to the extent permitted by applicable law, the written waiver by Holder, of each of the following conditions:

(i) all representations and warranties of the Issuer contained in this Option Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of each Exercise Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date);

(ii) the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Option Agreement to be performed, satisfied or complied with by it at or prior to each Exercise Closing Date, except where the failure of such performance, satisfaction or non-compliance would not or would not reasonably be expected to prevent, materially delay or materially impair the ability of the Issuer to consummate its obligations under this Option Agreement;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the exercise of the Option or the consummation of the subscription for and acquisition of Option Shares illegal or otherwise preventing or prohibiting exercise of the Option or the consummation of the purchase of the Option Shares;

(iv) the Option Shares shall have been approved for listing on the The Nasdaq Stock Market LLC (such exchange, the “Exchange”);

(v) no suspension of the offering, issue or sale of the Option Shares shall have been initiated or, to Issuer’s knowledge, threatened, by the Commission or ASIC; and

(vi) to the extent applicable, there shall have been no amendment, waiver or modification to any Other Option Agreements that materially benefits any Other Holders unless Holder has been offered substantially similar benefits in writing.

(f) On each Exercise Closing Date, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the exercise of the Option as contemplated by this Option Agreement and the applicable Exercise Notice.

3. Issuer Representations and Warranties. The Issuer represents and warrants that:

(a) The Issuer is a corporation registered and validly existing under the Australian Corporations Act 2001 (Cth) (“Corporations Act”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Option Agreement.

(b) The Holder will subscribe for and acquire on each Exercise Closing Date (i) the full legal and beneficial ownership of the applicable Option Shares free and clear of all encumbrances, subject to the registration of the Holder in the register of shareholders; (ii) the applicable Option Shares that have been duly authorized and validly issued by the Issuer; (iii) the applicable Option Shares free of competing rights, including pre-emptive rights or rights of first refusal; and (iv) the applicable Option Shares that are fully paid and have no money owing in respect of them (assuming full payment therefor in accordance with the terms of this Option Agreement).

(c) This Option Agreement, and the Other Option Agreements, if any, entered into on or prior to the date hereof, have been duly authorized, executed and delivered by the Issuer and constitute the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) Assuming the accuracy of Holder’s representations and warranties set forth in Section 4 of this Option Agreement, the execution and delivery by the Issuer of the this Option Agreement and the Other Option Agreements, and the performance by the Issuer of its obligations under this Option Agreement and the Other Option Agreements, including the grant of the Option and issuance and sale of the Option Shares and the consummation of the other transactions contemplated herein and therein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Issuer (a “Material Adverse Effect”) or materially affect the validity of the Option or the Option Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Option Agreement; (ii) the constitution of the Issuer as amended or varied from time to time (the “Constitution”) or other organizational documents (as applicable) of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Option or the Option Shares or the legal authority of the Issuer to comply in all material respects with this Option Agreement.

(e) Other than the warrants to purchase Ordinary Shares, there are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Option or the Option Shares or (ii) the options or shares pursuant to the Other Option Agreements, in each case, that have not been validly waived.

(f) Assuming the accuracy of Holder’s representations and warranties set forth in Section 4 of this Option Agreement, the Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) Assuming the accuracy of Holder’s representations and warranties set forth in Section 4 of this Option Agreement, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Option Agreement (including, without limitation, the issuance of the Option and the Option Shares), other than (i) the filing with the Commission of the Registration Statement (as defined below), (ii) filings required by applicable U.S. state or federal or Australian securities laws, (iii) filings required by the Exchange, and (iv) consents or filings, the failure of which to obtain or file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Option and the Option Shares.

(h) As of the date of this Option Agreement, the Issuer has the share capital and outstanding indebtedness described in the SEC Documents (as defined below) or as otherwise disclosed by the Issuer. All issued Ordinary Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. Except as described in the SEC Documents or as otherwise disclosed by the Issuer, and other than the Other Option Agreements, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Ordinary Shares or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Issuer has no subsidiaries (other than, before consummation of the Business Combination, Merger Sub, and, in addition, after consummation of the Business Combination, each of DCRN, Tritium and each subsidiary of Tritium) and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as set forth in the SEC Documents or as otherwise disclosed by the Issuer.

(i) The Issuer has not received any written communication from a governmental entity alleging that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Assuming the accuracy of Holder’s representations and warranties set forth in Section 4 of this Option Agreement, no registration under the Securities Act is required for the offer and sale of the Option or the Option Shares by the Issuer to the Holder in the manner contemplated by this Option Agreement.

(k) Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Option and the Option Shares.

(l) The Issuer has not entered into any side letter or similar agreement with any Other Holder pursuant to Other Option Agreements or any other investor in connection with such investor’s direct or indirect investment in the Issuer other than (i) the Business Combination Agreement, (ii) the Other Option Agreements, (iii) agreements or forms thereof that have been publicly filed by the Issuer via the Commission’s EDGAR system, and (iv) contracts with respect to the sale, supply, marketing or distribution of goods or services by operating companies. No Other Option Agreement (other than any Other Option Agreements entered into by investment companies registered under the Investment Company Act or investors advised by an investment adviser subject to regulation under the Investment Advisers Act) contains terms (economic or otherwise) more favorable to any such other Holders than as set forth in this Option Agreement. The Other Option Agreements have not been amended or waived in any material respect and reflect the same Exercise Price and economic terms that are no more favorable to any such Other Holder thereunder than the economic terms of this Option Agreement.

(m) There is no (i) suit, action, proceeding, or arbitration pending, or, to the Issuer’s knowledge, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer, except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) The Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Option or the Option Shares.

(o) None of the Issuer, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Option or the Option Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

(p) The Issuer and its affiliates will not directly or indirectly use the proceeds from the exercise of the Option or issuance of any Option Shares, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund a person or entity named on an OFAC List (as defined below), (ii) that is owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) that is organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) that is a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) that is a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank.

(q) The Issuer is not, and immediately after receipt of payment by the Issuer for the Option Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) The Issuer has made available to the Holder (including via the Commission’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the Commission since the first date on which any class of securities of the Issuer was registered with the Commission, if any (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the applicable requirements of the Exchange Act, Securities Act, and the applicable rules and regulations of the Commission promulgated thereunder. None of the SEC Documents filed under the Exchange Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any SEC Document that is a registration statement, or included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of all other SEC Documents. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Documents.

4. Holder Representations and Warranties. Holder represents and warrants to the Issuer in respect of itself or any Nominee (and a reference to Holder in this clause 4 shall include such Nominee) that:

(a) Holder has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Option Agreement.

(b) This Option Agreement has been duly authorized, executed and delivered by Holder. This Option Agreement is enforceable against Holder in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Holder in connection with the consummation of the transactions contemplated by this Option Agreement.

(d) The execution and delivery by Holder of this Option Agreement, and the performance by Holder of its obligations under this Option Agreement, including accepting the grant of the Option, the subscription for and purchase of the Option Shares and the consummation of the other transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Holder or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Holder or any of its subsidiaries is a party or by which Holder or any of its subsidiaries is bound or to which any of the property or assets of Holder or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Holder and any of its subsidiaries, taken as a whole (a “Holder Material Adverse Effect”), or materially affect the legal authority of Holder to comply in all material respects with the terms of this Option Agreement; (ii) the organizational documents of Holder; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Holder or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Holder Material Adverse Effect or materially affect the legal authority of Holder to comply in all material respects with this Option Agreement.

(e) Holder (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) (5), (6), (7), (10), (11) or (12) under the Securities Act), (ii) is acquiring the Option and, to the extent exercised, the Option Shares, only for its own account, or if Holder is acquiring the Option and the Option Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” (each as defined above) and Holder has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Option or, to the extent exercised, the Option Shares, with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the Corporations Act.

(f) Holder understands that the Option and the Option Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Option and the Option Shares have not been registered under the Securities Act. Holder understands that the Option and the Option Shares may not be resold, transferred, pledged or otherwise disposed of by Holder absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Option Shares shall contain the legend set forth in Section 7(a). Holder acknowledges that the Option Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Holder understands and agrees that the Option Shares will be subject to the foregoing restrictions and, as a result, Holder may not be able to readily resell the Option Shares and may be required to bear the financial risk of an investment in the Option Shares for an indefinite period of time. Holder understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of the Option Shares.

(g) Holder understands and agrees that Holder is purchasing the Option and the Option Shares directly from the Issuer. Holder further acknowledges that there have been no representations, warranties, covenants and agreements made to Holder by the Issuer or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Option Agreement.

(h) Holder’s acquisition and holding of the Option and the Option Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(i) In making its decision to accept the grant of the Option and subscribe for and purchase, to the extent exercised, the Option Shares, Holder represents that it has relied solely upon its own independent investigation. Holder acknowledges and agrees that Holder has received and has had the opportunity to review such information and documents as Holder deems necessary to make an investment decision with respect to the Option and the Option Shares. Holder represents and agrees that Holder and Holder’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Holder and such Holder’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Option and the Option Shares.

(j) Holder became aware of this offering of the Option and the Option Shares solely by means of direct contact between Holder and the Issuer or a representative of the Issuer, and the Option and the Option Shares were offered to Holder solely by direct contact between Holder and the Issuer or a representative of the Issuer. Holder acknowledges that the Issuer represents and warrants that the Option and the Option Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, any state securities laws or any applicable laws of any other jurisdiction.

(k) Holder acknowledges that it is aware that there are substantial risks incident to the subscription for, purchase and ownership of the Option and the Option Shares. Holder is a sophisticated investor and is able to fend for itself in the transactions contemplated herein, has exercised its independent judgment in evaluating its investment in the Option and the Option Shares, has such knowledge and experience in financial, business and tax matters as to be capable of evaluating the merits, risks and uncertainties inherent in an investment in the Option and the Option Shares, and Holder has sought such accounting, legal, economic and tax advice as Holder has considered necessary to make an informed investment decision. Accordingly, Holder acknowledges that the offering of the Option and the Option Shares meets the institutional account exemptions from filing under FINRA Rule 2111(b).

(l) Alone, or together with any professional advisors, Holder represents and acknowledges that Holder has adequately analyzed and fully considered and assumed the risks of an investment in the Option and the Option Shares and determined that the Option and the Option Shares are a suitable investment for Holder and that Holder is able at this time and in the foreseeable future to bear the economic risk of a total loss of Holder’s investment in the Issuer. Holder acknowledges specifically that a possibility of total loss exists.

(m) Holder understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Option or the Option Shares or made any findings or determination as to the fairness of an investment in the Option or the Option Shares.

(n) Holder is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Sudan, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Holder represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (together with its implementing regulations, the “BSA/PATRIOT Act”), that Holder maintains policies and procedures reasonably designed to comply with the BSA/PATRIOT Act. Holder also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including screening its investors against the OFAC Lists. Holder further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Holder and used to subscribe for and purchase the Option Shares were legally derived.

(o) If Holder is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with the ERISA Plans, “Plans”), Holder represents and warrants that (i) neither the Issuer nor its respective affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to subscribe for and acquire and hold the Option Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to subscribe for and acquire and hold the Option Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Holder’s investment in the Option Shares; and (ii) its subscription for and purchase of the Option Shares will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code, or any applicable Similar Law.

(p) Holder at each Exercise Closing Date will have sufficient funds to pay the applicable Exercise Price pursuant to Section 2(a).

(q) If Holder is located in the United Kingdom or a member state of the European Economic Area, it represents and warrants that it is a qualified investor (within the meaning of Regulation (EU) 2017/1129).

(r) If the Holder is located in Australia, the Holder represents and warrants that it is a person who falls within an exempt offer category in section 708 of the Corporations Act (including “sophisticated investors” or “professional investors” within the meaning of section 708(8) and 708(11) respectively of the Corporations Act).

(s) If Holder is located in the United Kingdom, Holder represents and warrants that it is a person of a kind described in articles 19(5) or 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (SI 2005/1529) (as amended) or is otherwise a person to whom an invitation or inducement to engage in investment activity may be communicated without contravening section 21 of the Financial Services and Markets Act 2000.

(t) If Holder is located in Oman, it represents and warrants that it is a sophisticated investor (as described in Article 139 of the Executive Regulations of the Capital Market Law).

(u) Holder or its Nominee has not (i) gone, or proposed to go, into liquidation; (ii) passed a winding up resolution or commenced steps for winding up or dissolution; (iii) received a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such a notice or applied for deregistration under section 601AA of the Corporations Act; (iv) presented or threatened with a petition or other process for winding up or dissolution and, so far as the Holder is aware, there are no circumstances justifying a petition or other process; and (v) entered into, or taken steps or proposed to enter into, any arrangement, compromise or composition with or assignment for the benefit of its creditors or class of them. No receiver, receiver and manager, judicial manager, liquidator, administrator, official manager has been appointed, or is threatened or expected to be appointed, over the whole or a substantial part of the undertaking or property of the Holder or its Nominee, and, so far as the Holder is aware, there are no circumstances justifying such an appointment.

(v) Holder has not entered into a binding commitment to sell or otherwise transfer the Option Shares.

5. Registration Rights.

(a) The Issuer agrees (i) to use commercially reasonable efforts to file within thirty (30) calendar days after the Business Combination Closing Date (the “Filing Date”) a registration statement on Form F-1 registering the resale of issued Option Shares (the “Registration Statement”), (ii) to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof but no later than the earlier of (a) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Business Combination Closing Date and (b) the 10th business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”) and, in any event, shall use best efforts to cause the Registration Statement to be declared effective under the Securities Act within one year of the date of this Option Agreement; provided, however, that the Issuer’s obligations to include the Option Shares in the Registration Statement are contingent upon Holder furnishing in writing to the Issuer such information regarding Holder, the securities of the

Issuer held by Holder and the intended method of disposition of the Option Shares as shall be reasonably requested by the Issuer to effect the registration of the Option Shares, and Holder shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder; provided, that Holder shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Option Shares. The Issuer shall maintain the Registration Statement in accordance with the terms of this Section 5 and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep such Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Option Shares included on such Registration Statement. The Issuer shall use its commercially reasonable efforts to convert the Form F-1 to a Form F-3 as soon as practicable after the Issuer is eligible to use Form F-3. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 5.

(b) In the case of the registration effected by the Issuer pursuant to this Option Agreement, the Issuer shall, upon reasonable request, inform Holder as to the status of such registration. At its expense the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration continuously effective with respect to Holder, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) Holder ceases to hold any Option Shares, (ii) the date all Option Shares held by Holder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two (2) years from the “Effective Date” of the Registration Statement. “Effective Date” as used herein shall mean the date on which the Registration Statement is first declared effective by the Commission;

(ii) advise Holder within five (5) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Option Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Option Agreement, of the occurrence of any event that requires making changes in any Registration Statement or prospectus so that, as of such date, any Registration Statement does not contain an untrue statement of a material fact or does not omit to state a material fact required to be stated therein not misleading, or any prospectus does not include an untrue statement of a material fact or does not omit to state a material fact necessary to make the statements therein, in the case of a prospectus, in the light of the circumstances under which they were made, not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when advising Holder of such events, provide Holder with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Holder of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Issuer;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Option Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Option Shares to be listed on each securities exchange or market, if any, on which the Ordinary Shares issued by the Issuer have been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Option Shares contemplated hereby and to enable Holder to sell the Option Shares under Rule 144.

(c) Notwithstanding anything to the contrary in this Option Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Holder not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the

Issuer’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any related prospectus includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, Holder agrees that (i) it will immediately discontinue offers and sales of the Option Shares under the Registration Statement until Holder receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Holder will deliver to the Issuer or, in Holder’s sole discretion destroy, all copies of the prospectus covering the Option Shares in Holder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Option Shares shall not apply (i) to the extent Holder is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Holder may deliver written notice (including via email in accordance with Section 7(p)) (an “Opt-Out Notice”) to the Issuer requesting that Holder not receive notices from the Issuer otherwise required by this Section 5; provided, however, that Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Holder (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Holder and Holder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Holder’s intended use of an effective Registration Statement, Holder will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, the Issuer will so notify Holder, within one (1) business day of Holder’s notification to the Issuer, by delivering to Holder a copy of such previous notice of Suspension Event, and thereafter will provide Holder with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(e) The Issuer shall, notwithstanding any termination of this Option Agreement, indemnify, defend and hold harmless Holder (to the extent a seller under the Registration Statement), its directors, officers, agents, employees and each person who controls

Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable external attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact included in any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except only to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Issuer by such Holder expressly for use therein or Holder has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Holder, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Issuer in a timely manner or (C) in connection with any offers or sales effected by or on behalf of Holder in violation of Section 5(b) hereof.

The Issuer shall notify Holder reasonably promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Issuer receives notice in writing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Option Shares by Holder.

(f) Holder shall, severally and not jointly with any other selling shareholder named in the Registration Statement, indemnify and hold harmless the Issuer, its directors, officers, agents and employees and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact included in any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or arising out of or relating to any omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, with respect to (i) and/or (ii), only to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based upon information regarding Holder furnished in writing to the Issuer by Holder expressly for use therein; provided, however, that the indemnification contained in this Section 5(f) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of

Holder (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of Holder be greater in amount than the dollar amount of the net proceeds received by Holder upon the sale of the Option Shares giving rise to such indemnification obligation. Holder shall notify the Issuer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5(f) of which Holder is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Option Shares by Holder.

6. Termination. This Option Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) mutual written agreement of each of the parties hereto to terminate this Option Agreement, and (b) the expiration date of the registration rights set forth in Section 5 of this Option Agreement; and (c) if no Exercise Notice is issued on or prior to such date, the Outside Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach.

7. Miscellaneous.

(a) Each book entry for the Option Shares shall contain a notation, and each certificate (if any) evidencing the Option Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(b) [RESERVED].

(c) If the Option Shares are eligible to be sold pursuant to an effective Registration Statement or without restriction under, and without the Issuer being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Holder’s request, the Issuer will cause the Issuer’s transfer agent to remove any remaining restrictive legend set forth on such Option Shares. In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Option Shares without any such legend.

(d) Holder acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Option Agreement and would not seek Holder’s participation in the transactions contemplated hereunder in the absence of this Option Agreement and the acknowledgments, understandings, agreements, representations and warranties contained herein. Prior to each Exercise Closing Date, Holder agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

(e) Holder acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Option Agreement in making its investment or decision to invest in the Issuer. Holder agrees that none of (i) any other Holder pursuant to Other Option Agreements entered into in connection with the offering of Option Shares (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other purchaser), (ii) any other party to the Business Combination Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to the Holder pursuant to this Option Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the subscription for and purchase of the Option Shares.

(f) Each of the Issuer and Holder is entitled to rely upon this Option Agreement and is each irrevocably authorized to produce this Option Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(g) Neither this Option Agreement nor any rights that may accrue to Holder hereunder (other than the Option Shares subscribed for and acquired hereunder, if any) may be transferred or assigned, except (x) with the written consent of the Issuer to be given in its sole discretion and (y) that Holder may assign its rights and obligations under this Option Agreement to one or more of its affiliates or equity holders (including other investment funds or accounts managed or advised by the Holder or investment manager who acts on behalf of Holder or an affiliate thereof); provided, that no such assignment shall relieve Holder of its obligations hereunder; provided further that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Option Agreement, makes the representations and warranties in Section 4. Neither this Option Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned except as set forth above.

(h) All the agreements, representations and warranties made by each party hereto in this Option Agreement shall survive each Exercise Closing Date. For the avoidance of doubt, if for any reason an Exercise Closing Date does not occur, all representations, warranties, covenants and agreements of the parties hereto shall survive and remain in full force and effect until or unless this Option Agreement is terminated in accordance herewith.

(i) The Issuer may request from Holder such additional information as the Issuer may deem necessary in good faith to evaluate the eligibility of Holder to subscribe for and acquire the Option Shares, and Holder shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(j) This Option Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided that any rights (but not obligations) of a party under this Option Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

(k) This Option Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(l) Except as otherwise provided herein, this Option Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(m) If any provision of this Option Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Option Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(n) This Option Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(o) Holder shall pay all of its own expenses in connection with this Option Agreement and the transactions contemplated herein.

(p) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) ten (10) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Holder, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer, to:

Tritium DCFC Limited

48 Miller Street

Murarrie QLD 4172

Australia

Attention: Mark Anning

Email: manning@tritium.com.au

with a required copy to (which copy shall not constitute notice):

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attention: Christopher Lueking; Ryan Maierson; Roderick Branch

Email: Christopher.Lueking@lw.com; Ryan.Maierson@lw.com;

Roderick.Branch@lw.com

(q) This Option Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Option Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Option Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS OPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS OPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS OPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7(p) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS OPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF

OR RELATING TO THIS OPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS OPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS OPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7(q).

(r) Notwithstanding anything in this Option Agreement to the contrary, the Issuer shall not, and shall cause their representatives, including Tritium and its respective representatives, to not, publicly disclose the name of Holder or any of its affiliates, or include the name of Holder or any of its affiliates in any press release or marketing materials, or for any similar or related purpose, or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Holder, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) the filing of a form of this Option Agreement with the Commission and in the related Current Report on Form 6-K in a manner acceptable to Holder, (iii) in a press release or marketing materials of the Issuer in connection with the Business Combination to the extent such disclosure is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 7(r), and (iv) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of the Exchange, in which case the Issuer shall provide Holder with prior written notice of such disclosure permitted under this subclause (iv). Notwithstanding any of the foregoing, any Holder may elect to permit the Issuer to publicly disclose the name of such Holder and any of its affiliates, or include the name of such Holder and any of its affiliates in any press release or marketing materials, or for any similar or related purpose, or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Holder, by checking the box next to their name on the signature pages to this Backstop Option Agreement.

(s) If the Issuer ceases to be a foreign private issuer (as defined in Rule 405 of the Securities Act) eligible to use a registration statement on Form F-1 or Form F-3, as the case may be, then all references in this Option Agreement to any such form shall be deemed to be references to Form S-1 or Form S-3, as applicable, or such similar or successor form as may be appropriate.

(t) The parties hereto agree that irreparable damage would occur if any provision of this Option Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties hereto shall be entitled to seek injunctions to prevent breaches of this Option Agreement or to enforce specifically the performance of the terms and provisions of this Option Agreement in an appropriate court of competent jurisdiction as set forth in Section 7(q), in addition to any other remedy to which any party is entitled at law or in equity.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer and Holder has executed or caused this Option Agreement to be executed by its duly authorized representative as of the date set forth below.

Executed by Tritium DCFC Limited in accordance with section 127 of the Corporations Act 2001 (Cth) by
sign here		sign here
	Company Secretary/Director		Director
print name		print name

Date:                 , 2022

Signature Page to

Option Agreement

HOLDER:

Signature of Holder	Signature of Joint Holder, if applicable:

By:	By:
Name: Title:	Name: Title:

Date: , 2022

☐ Holder consents to the disclosure of its name in accordance with Section 7(r)	☐ Joint Holder consents to the disclosure of its name in accordance with Section 7(r)

Name of Holder:	Name of Joint Holder, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Holder’s EIN: Business Address-Street:	Joint Holder’s EIN: Mailing Address-Street (if different)

City, State, Zip: Attn: Telephone No.: Facsimile No.:	City, State, Zip: Attn: Telephone No.: Facsimile No.:

Signature Page to

Option Agreement